Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 4, 2016, with respect to the consolidated financial statements of 3BE Holdings, LLC‘s included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-211196) and related Prospectus of NantHealth, LLC for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 11, 2016